CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated November 24, 1998, relating to the financial statements of The Simms Funds, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Independent Accountants" in such Prospectus and Statement of Additional Information.





PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 24, 1998